EXHIBIT 32.1
SECTION 302 CERTIFICATION
     I, Richard M. Feldt, certify that:
     1. I have reviewed this Annual Report on Form 10-K/A of Evergreen Solar, Inc; and
     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Richard M. Feldt
Richard M. Feldt
Chief Executive Officer August 8, 2008